Exhibit 10.4

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of August 31, 2021 (the "Effective Date"), by and between HCP CALLAN ROAD, LLC, a Delaware limited liability company ("Landlord"), and TURNING POINT THERAPEUTICS, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.
Landlord and Tenant are parties to the Lease dated May 20, 2021 (the "Lease"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the Premises consisting of the entirety of the building commonly known as Building A (“Building A”) to be located at 3020/3030 Callan Road, San Diego, California 92121, and the building commonly known as Building B (“Building B”) to be located at 3020/3030 Callan Road, San Diego, California 92121.
B.
The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment. As of the Effective Date, all references to the “Lease” in the Lease and in this First Amendment shall mean the Lease as modified by this First Amendment.
2.
Exhibit B – Work Letter. Notwithstanding anything to the contrary in the Lease, (a) the following sentence is hereby added to the end of Section 2.2.2 of the Tenant Work Letter attached as Exhibit B to the Lease: “Landlord shall, upon Tenant’s prior written request, pay disbursements of the Tenant Improvement Allowance, or any portion thereof, which is then due and approved by Landlord pursuant to the terms of the Tenant Work Letter, directly to the Contractor or any of the other Tenant’s Agents, as directed by Tenant,” and (b) Section 2.2.2.1(A) of the Tenant Work Letter attached as Exhibit B to the Lease shall be amended and restated in its entirety as follows: “(A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention for amount being paid to the Contractor (the aggregate amount of such retentions to be known as the "Final Retention"), but such retention shall not be withheld from amounts being paid to any of the other Tenant’s Agents, and”

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3.
California Required Disclosures. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards identified by such CASp inspection; and (c) if such CASp inspection requested by Tenant shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.
4.
Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 4 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
5.
Counterparts. This First Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single document. Signatures of the parties transmitted by electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all purposes, as binding the transmitting party hereto. The parties intend to be bound by the signatures transmitted by electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this First Amendment based on the form of signature. At the request of either party, an original of any such PDF scanned document transmitted via email is to be sent to such requesting party.
6.
No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"	HCP CALLAN ROAD, LLC, a Delaware limited liability company By: Name: Its: By: Name: Its:
"TENANT"	TURNING POINT THERAPEUTICS, INC., a Delaware corporation By: Name: Its: By Name: Its:

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